EXHIBIT 3.2

SECOND AMENDED AND RESTATED
BYLAWS
OF
BIO-TECHNE CORPORATION

Effective ~~November 3~~July 28, ~~2014~~2016

Article 1.

OFFICES

1.1)     Offices. The principal office of the corporation shall be 614 McKinley Place N.E., Minneapolis, Minnesota 55413, and the corporation may have offices at such other places within or without the State of Minnesota as the Board ~~1.1) Offices. The principal office of the corporation shall be 614 McKinley Place N.E., Minneapolis, Minnesota 55413, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.~~.

Article 2.

MEETINGS OF SHAREHOLDERS

2.1)     ~~Annual~~Regular Meeting. ~~The annual meeting~~Regular meetings of the shareholders of the corporation entitled to vote shall be held at the principal office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat, at such time on such day of each year as shall be determined by the Board of Directors or by the Chief Executive Officer. ~~At the annual~~Regular meetings also may be held solely by any combination of means of remote communication in accordance with Section 2.6 hereof, if designated by the Board of Directors, except that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation, shall elect directors and shall transact such other business as shall properly come before the meeting.

2.2)     Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, two (2) or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares of the corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the corporation specifying the purposes of such meeting.

2.3)     Notice of Meetings. ~~There shall be mailed to each shareholder entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of the annual meeting or any special meeting, which notice shall be mailed at least~~Except as otherwise specified in Section 2.4 or required by law, written or, as permitted by law, electronic notice of regular or special meetings of shareholders, shall be given not less than five (5) days~~, but not more than 60 days,~~ prior to the date of the meeting~~; provided, that (i) notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto, (ii) notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto, and (iii) notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote, at least ten (10) days prior thereto~~ to each holder of shares entitled to vote. The notice shall set out the place (or participation instructions, if participation by remote communication may occur in accordance with Section 2.6 hereof), date and time of such meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and ~~the~~ business transacted at all special meetings shall be confined to the purposes stated in the notice. ~~Attendance~~A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attending or participating in the meeting in person, by proxy or by means of remote communication. Presence at a meeting by any shareholder, ~~without objection in writing by him, shall constitute his~~whether in person, by proxy or by means of remote communication, is a waiver of notice of ~~the meeting.~~that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

2.4)     Quorum and Adjourned Meeting. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy (including participation by means of remote communication), shall constitute a quorum for the transaction of business at any ~~annual~~regular or special meeting of shareholders. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of voting shares shall be represented. At such adjourned meetings at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.5)     Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy ~~duly appointed by an instrument in writing subscribed by such shareholder~~. A shareholder may cast or authorize the casting of a vote by (1) filing a written appointment of a proxy, signed by the shareholder, with an officer of the corporation at or before the meeting at which the appointment is to be effective, or (2) telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the corporation or the corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective, in compliance with Section 302A.449 of the Minnesota Statutes. Each shareholder shall have one (1) vote for each share having voting power standing in his or her name on the books of the corporation except as may be otherwise provided in the terms of the share~~. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot~~. All elections shall be determined by a plurality vote, and all questions decided by a majority vote, of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws.

2.6)     Remote Communications. The Board of Directors may determine that any regular or special meeting of shareholders may be held solely by any combination of means of remote communication through which shareholders and proxies may participate, if notice of the meeting is given to every holder of shares entitled to vote in compliance with Section 302A.436 of the Minnesota Statutes, and if the number of shares held by the shareholders participating in the meeting (whether directly or by proxy) would be sufficient to constitute a quorum at a meeting. Participation by that means constitutes presence of such shares at the meeting in person for all purposes, or by proxy for all purposes if the requirements of Section 302A.449 of the Minnesota Statutes are met. The Board of Directors may determine that shareholders and proxies not physically present at any regular or special meeting held at a designated physical location may participate by any combination of means of remote communication. Participation by that means constitutes presence of such shares at the meeting in person for all purposes, or by proxy for all purposes if the requirements of Section 302A.449 of the Minnesota Statutes are met.

2.7)     ~~2.6)~~ Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

2.8)     ~~2.7)~~ Advance Notice of Shareholder Proposals and Director Nominations. Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the shareholders may be made at ~~an annual~~a regular meeting of shareholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee thereof, or (C) by any shareholder of the corporation (i) who was a shareholder of record of the corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time the notice provided for in this Section ~~2.7~~2.8 is delivered to the Secretary of the corporation and remains a shareholder of record (and, with respect to any beneficial owner, remains a beneficial owner) through the time of the meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section ~~2.7~~2.8; clause (C) shall be the exclusive means for a shareholder to submit such business before ~~an annual~~a regular meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting).

For nominations or other business to be properly brought before ~~an annual~~a regular meeting by a shareholder pursuant to clause (C) of the prior paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s ~~annual~~regular meeting; provided, however, that in the event that the date of the ~~annual~~regular meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such ~~annual~~regular meeting and not later than the close of business on the 60th day prior to such ~~annual~~regular meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth:

(a)     as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)     as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)     as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (2) the class and number of shares of the corporation which are owned beneficially and of record by each shareholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth in this Section ~~2.7~~2.8 shall be eligible to serve as directors and only such business shall be conducted at ~~an annual~~a regular meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section ~~2.7~~2.8. The chairman of the ~~annual~~ meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the ~~annual~~regular meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal shall be disregarded.

2.9)     ~~2.8)~~ Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article 3.

DIRECTORS

3.1)     General Powers. The property, affairs and business of the corporation shall be managed by a Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

3.2)     Number, Term and Qualifications. At each ~~annual~~regular meeting of the shareholders, the shareholders shall determine the number of directors, which shall not be less than the minimum required by law; provided, that between ~~annual~~regular meetings the authorized number of directors may be increased by the shareholders or by the Board of Directors or decreased by the shareholders. Each director at each ~~annual~~regular meeting of shareholders shall be elected for a term of one (1) year and shall hold office until his or her successor is elected and qualified, or until his or her resignation or removal as provided by statute.

3.3)     Vacancies. Vacancies on the Board of Directors shall be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors shall be filled by two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at their next ~~annual~~regular meeting or at any special meeting duly called for that purpose.

3.4)     Quorum and Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than two (2) directors) shall constitute a quorum. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5)     Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors. No notice need be given of any regular meeting.

3.6)     Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman or any member of the Board. Unless notice shall be waived by all directors, notice of such special meeting (including a statement of the purposes thereof) shall be given to each director at least twenty-four (24) hours in advance of the meeting if oral or two (2) days in advance of the meeting if by mail, electronic mail, facsimile or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he or she is in the armed forces of the United States or outside the continental limits of the United States. Attendance at a meeting by any director, without objection in writing by him, shall constitute a waiver of notice of such meeting.

3.7)     Compensation. Directors who are not salaried officers of the corporation shall be compensated as determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

3.8)     Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees, including but not limited to an Audit Committee, Nominations and Governance Committee, and Executive Compensation Committee. Each such committee shall have the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who, except otherwise required by law or corporation policies, need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees that consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued, be subject at all times to the direction and control of the Board. Committees shall be governed by the same rules regarding meetings, action without meetings, notice and waiver of notice, quorum, and voting requirements as applied to the Board of Directors.

Article 4.

OFFICERS

4.1)     Number and Designation. The Board of Directors shall elect a Chief Executive Officer, a Secretary and a Chief Financial Officer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents, and such other officers and agents as it may from time to time determine, each of whom shall have the powers, rights, duties and responsibilities as set forth in the Minnesota Business Corporations Act or as determined by the Board from time to time. Any of the offices may be held by the same person. Each officer shall hold office until his or her successor is appointed and qualified or until said officer’s earlier death, resignation, or removal.

4.2)     Election, Term of Office and Qualifications. At ~~each annual~~the first meeting of the Board of Directors following each election of directors, the Board shall elect or appoint the officers provided for in Section 4.1 and such officers shall hold office until the next ~~annual meeting of the Board~~election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

4.3)     Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, Chief Executive Officer or Secretary. The resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

4.4)     Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

Article 5.

INDEMNIFICATION

5.1)     Indemnification of Directors and Officers. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification provided by this Section 5.1 shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

5.2)     Indemnification of Employees. Each person who is not eligible for indemnification pursuant to Section 5.1 above and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation by action of the Board of Directors in accordance with the procedures described by Minnesota Statutes, Chapter 302A, as amended from time to time, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, no person covered by this Section 5.2 shall be entitled to indemnification or advances for such person’s negligent, willful conduct or unlawful activity (regardless of action or omission). The indemnification provided by this Section 5.2 shall continue as to a person who has ceased to be an employee and shall inure to the benefit of the heirs, executors and administrators of such person.

5.3)     Advance Payments. The corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Sections 5.1 and 5.2 above and in accordance with the standards and procedures set forth in Section 5.1, with respect to officers and directors, and Section 5.2, with respect to employees not covered by Section 5.1.

5.4)     Insurance. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person and incurred by such person in such capacity.

Article 6.

SHARES AND THEIR TRANSFER

6.1)     Certificated or Uncertificated Stock. Shares of the corporation may be certificated, uncertificated, or a combination thereof. A certificate representing shares of the corporation shall be in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board of Directors, be signed by the Chairman and the Secretary or an Assistant Secretary of the corporation, if there be one.

6.2)     Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.5 of this Article 6).

6.3)     Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

6.4)     Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the registered holder of such shares (or the shareholder’s legal representative or duly authorized attorney in fact). In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a shareholder’s compliance with such procedures the corporation or its transfer agent may require.

6.5)     Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

Article 7.

GENERAL PROVISIONS

7.1)     Dividends. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors may declare dividends from the net earnings or net assets of the corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable and to the extent permitted by law.

7.2)     Surplus and Reserves. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors in its discretion may use and apply any of the net earnings or net assets of the corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from it net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

7.3)     Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.4)     Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

7.5)     Securities of Other Corporations.

(a)     Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

(b)     Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Article 8.

MEETINGS

8.1)     Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent to the actual required notice.

8.2)     Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone, videoconference, or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section 8.2 shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

8.3)     Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any lawfully constituted committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on that action, by all of the directors, or by all of the members of such committee, as the case may be.

Article 9.

AMENDMENTS OF BYLAWS

9.1)     Amendments. These Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to (i) the power of the shareholders to change or repeal such Bylaws and (ii) any other limitations on the authority of the Board, in each case as provided by the Minnesota Business Corporation Act.